Exhibit 10.2

amendment to securities purchase agreement

This Amendment to Securities Purchase Agreement (this “Agreement”) is dated as of June __, 2015 and is between GUIDED THERAPEUTICS, INC., a Delaware corporation (the “Company”), and the other parties identified on the signature pages hereto.

On November 26, 2014, the parties entered into a securities purchase agreement (the “Purchaser Agreement”) providing for the purchase of certain securities of the Company. Capitalized terms used in this Agreement without definition have the meanings assigned to them in the Purchase Agreement.

The Purchase Agreement currently prohibits the Company, until 18 months after the Closing Date, from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction (the “Variable Rate Transaction Restriction”). The Purchase Agreement also currently prohibits the Company, until the one year anniversary of the Closing Date, from undertaking a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of the Purchasers holding a majority in interest of the Shares except under certain circumstances (the “Capital Change Restriction”).

The parties believe it is in their mutual best interests to maximize the Company’s flexibility in its capital raising efforts and, to that end, desire to amend the Purchase Agreement to remove the Variable Rate Transaction Restriction and the Capital Change Restriction.

Therefore, the parties agree as follows:

1.	Amendments to Purchase Agreement. Section 4.12(b) of the Purchase Agreement, which provides for the Variable Rate Transaction Restriction, and Section 4.15 of the Purchase Agreement, which provides for the Capital Change Restriction, are hereby deleted in their entirety.
2.	Effect of Amendment. Except as set forth expressly in Section 1, all terms of the Purchase Agreement shall be and remain in full force and effect, and shall constitute the legal, valid, binding and enforceable obligations of the parties to the Purchase Agreement.
3.	Condition Precedent. In accordance with Section 5.5 of the Purchase Agreement, the amendment set forth in Section 1 shall become effective upon execution and delivery of this Agreement by Purchasers who purchased at least 67% in interest of the Shares based on the initial Subscription Amounts thereunder.
4.	Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts will together constitute but one and the same instrument.

[ SIGNATURE page follows ]

The parties are signing this Agreement as of the date stated in the introductory clause..

GUIDED THERAPEUTICS, INC. By: /s/ Gene S. Cartwright Name: Gene S. Cartwright Title: President

PURCHASER ____________________________________ By:_________________________________ Name: Title: